                                                                     EXHIBIT T3F

                             CROSS-REFERENCE TABLE*

Trust Indenture
    Act Section                                                         Indenture Section
310   (a)(1)......................................................              7.10
      (a)(2)......................................................              7.10
      (a)(3)......................................................              N.A.
      (a)(4)......................................................              N.A.
      (a)(5)......................................................              7.10
      (b).........................................................              7.10
      (c).........................................................              N.A.
311   (a).........................................................              7.11
      (b).........................................................              7.11
      (c).........................................................              N.A.
312   (a).........................................................              2.05
      (b).........................................................             12.03
      (c).........................................................             12.03
313   (a).........................................................              7.06
      (b)(1)......................................................              N.A.
      (b)(2)......................................................              7.07
      (c).........................................................       7.06; 12.02
      (d).........................................................              7.06
314   (a).........................................................       4.03; 12.02
      (b).........................................................              N.A.
      (c)(1)......................................................             12.04
      (c)(2)......................................................             12.04
      (c)(3)......................................................              N.A.
      (d).........................................................              N.A.
      (e).........................................................             12.05
      (f).........................................................              N.A.
315   (a).........................................................              7.01
      (b).........................................................       7.05; 12.02
      (c).........................................................              7.01
      (d).........................................................              7.01
      (e).........................................................              6.11
316   (a)(last sentence)..........................................              2.09
      (a)(1)(A)...................................................              6.05
      (a)(1)(B)...................................................              6.04
      (a)(2)......................................................              N.A.
      (b).........................................................              6.07
      (c).........................................................              2.12
317   (a)(1)......................................................              6.08
      (a)(2)......................................................              6.09
      (b).........................................................              2.04
318   (a).........................................................             12.01
      (b).........................................................              N.A.
      (c).........................................................             12.01

N.A. means not applicable.


*This Cross-Reference Table is not part of the Indenture.